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                                                                Exhibit 3.1(t)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                           CERTIFICATE OF DESIGNATION

                         FOR SERIES C SENIOR CUMULATIVE
               COMPOUNDING CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                               MENTUS MEDIA CORP.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW


            MENTUS MEDIA CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST: That the board of directors of the Corporation, by unanimous written consent, duly adopted resolutions setting forth a proposed amendment to the Certificate of Designation for the Series C Senior Cumulative Compounding Convertible Preferred Stock, par value $1.00 per share of the Corporation, of the Corporation, declaring such amendment to be advisable and authorizing the solicitation of written consents of the stockholders of the Corporation with respect thereto. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Designation for the Corporation's Series C Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 per share, be amended as follows:

            1. Section 1 is hereby amended to add a definition of "Joint Director" as follows: "Joint Director" means any director of the Corporation elected by the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock, voting together as a single class.

            2. Section 7 is hereby amended in its entirety to read as follows:

      7. Board Representation.

            (a) (i) Right to Elect Series C Director. The holders of the Series C Preferred Stock shall be entitled to vote as a separate class for the election of one director of the Corporation. The director whom, at any time and from time to time, the holders of the Series C Preferred Stock elect or are entitled to elect voting as a separate class is sometimes herein referred to as the "Series C Director". Subject to earlier death,
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resignation or removal pursuant to Section 7(c), each Series C Director elected or appointed at any time as provided herein shall serve until the next annual meeting of the Corporation's stockholders and his or her successor shall have been elected as provided herein. At their option and in their sole discretion and for any one or more periods of any length of time, the Majority Holders at any time and from time to time may choose not to exercise their right to elect a Series C Director or to fill any vacancy existing in the office of the Series C Director, without prejudice to any subsequent exercise of such right. In such event, the Majority Holders may (in their sole discretion) choose to have a representative appointed by them attend any one or more meetings of the Board of Directors as an observer, and such representative shall be entitled to receive the same notices of meetings of and proposed actions by the Board of Directors as directors generally.

                  (ii) Right to Elect Joint Director. For such time as the holders of both the Series B Preferred Stock and the holders of the Series C Preferred Stock have the right to elect the Series B Director and the Series C Director, respectively, the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock shall be entitled to vote together as a single class for the election of one director of the Corporation. The director whom, at any time and from time to time, the holders of the Series C Preferred Stock and Series B Preferred Stock elect or are entitled to elect voting together as a single class is sometimes herein referred to as the "Joint Director". Subject to earlier death, resignation or removal pursuant to Section 7(c), each Joint Director elected or appointed at any time as provided herein shall serve until the next annual meeting of the Corporation's stockholders and his or her successor shall have been elected as provided herein. At their option and in their sole discretion and for any one or more periods of any length of time, the Majority Senior Holders at any time and from time to time may choose not to exercise their right to elect a Joint Director or to fill any vacancy existing in the office of the Joint Director, without prejudice to any subsequent exercise of such right. In such event, the Majority Senior Holders may (in their sole discretion) choose to have a representative appointed by them attend any one or more meetings of the Board of Directors as an observer, and such representative shall be entitled to receive the same notices of meetings of and proposed actions by the Board of Directors as directors generally. As nearly as possible, and to the extent not specifically addressed herein, the procedure for electing the Joint Director and all other matters pertaining to the Joint Director, shall follow the procedure established below for the election of the Series C Director, taking into account that the holders of the Series C Preferred Stock and the Series B Preferred Stock vote together as a single class with respect to the election of the Joint Director.

            (b) Manner of Election. Subject to the last sentence of this Section 7(b), Series C Directors shall be elected (and if such directors previously have been elected and any vacancy shall exist, such vacancy shall be filled) either
(i) by written consent of the Majority Holders given in accordance with Section 8(a); or (ii) by the vote of the Majority Holders voting as a separate class and in accordance with Section 8(b), at (A) annual meetings of the shareholders of this Corporation, or (B) a special
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meeting of the holders of Series C Preferred Stock for the purpose of electing such directors (or filling any such vacancy), to be called by the Secretary of this Corporation upon the written request of the holders of record of 5% or more of the number of shares of Series C Preferred Stock then outstanding; provided, however, that if the Secretary of this Corporation shall fail to call any such special meeting within 10 days after any such request, such meeting may be called by any holder or holders of 5% or more of the number of shares of Series C Preferred Stock then outstanding. Subject to the last sentence of this Section 7(b), the Joint Director shall be elected (and if such director previously has been elected and any vacancy shall exist, such vacancy shall be filled) either
(i) by written consent of the Manority Senior Holders voting together as a single class given in accordance with Section 8(a); or (ii) by the vote of the Majority Senior Holders voting together as a single class and in accordance with
Section 8(b), at (A) annual meetings of the shareholders of this Corporation, or
(B) a special meeting of the holders of Series C Preferred Stock and Series B Preferred Stock for the purpose of electing such director (or filling any such vacancy), to be called by the Secretary of this Corporation upon the written request of the holders of record of 5% or more of the number of shares of Series C Preferred Stock then outstanding and 5% or more of the number of shares of Series B Preferred Stock then outstanding; provided, however, that if the Secretary of this Corporation shall fail to call any such special meeting within 10 days after any such request, such meeting may be called by any holder or holders of 5% or more of the number of shares of Series C Preferred Stock then outstanding and 5% or more of the number of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be entitled to call any such special meeting in the case of any such request received by this Corporation less than 45 days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Series C Preferred Stock shall be entitled to vote (as a class) at such annual meeting to elect the Series C Director (or to fill any such vacancy), or shall be entitled to vote as a single class together with the holders of the Series B Preferred Stock at such annual meeting to elect the Joint Director.

            (c) Removal. Any Series C Director may at any time and from time to time be removed, with or without cause, by and only by the Majority Holders. A Joint Director may at any time and from time to time be removed, with or without cause, by and only by the Majority Senior Holders. Any vacancy in the office of Series C Director resulting from death, resignation or removal or existing for any other reason whatsoever may be filled only by the Majority Holders. Any vacancy in the office of Joint Director resulting from death, resignation or removal or existing for any other reason whatsoever may be filled by and only by the Majority Senior Holders. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

            (d) Certain Procedural Matters. So long as the holders of the Series C Preferred Stock shall have the right to elect a Series C Director: any one or more members of the Board of Directors or any committee thereof may participate in meetings of the Board of Directors by conference telephone; each member of the
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Board of Directors or any committee thereof shall be given not less than three days' prior written notice of each meeting of the Board of Directors or such committee (or two days' prior written notice in case of meetings to consider emergency matters), specifying the time and place of such meeting and the matters to be discussed thereat, unless such member signs (either before or after such meeting) a written waiver of his right to be given such notice, or attends such meeting without protesting (prior thereto or at the commencement thereof) the failure to be given such notice; each member of the Board of Directors or any committee thereof shall be given not less than three days' prior written notice of any action proposed to be taken by the Board of Directors or such committee without a meeting (or two days' prior written notice in case of proposed actions involving emergency matters), unless such member signs (either before or after such action is taken) a written waiver of his right to be given such notice, or gives his written consent to such action without protesting the failure to be such notice; no executive committee of the Board of Directors, and no other committee of the Board of Directors which is authorized to exercise any powers of the Board of Directors, shall be created except (i) for the Valuation Committee, (i) as provided in Section 7(f), or (i) otherwise with the concurrence of the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders; and at any meeting of the Board of Directors or any committee thereof, a quorum for the purpose of taking any action shall require the presence in person or participation by conference telephone or similar communications equipment of a number of directors equal to at least a majority of the entire Board of Directors or the entire committee.

            (e) Indemnification. The Corporation shall (i) to the fullest extent permitted by applicable law, indemnify each director, former Joint Director and former Series C Director who is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding and (ii) pay in advance, or advance to each such director and former director for payment of, expenses incurred in defending any such action, suit or proceeding to the maximum extent permitted by Section 145(e) of the General Corporation Law of the State of Delaware (or any successor statutory provision). The rights conferred on any Person by this Section 7(e) shall not be exclusive of any other rights which such Person may have or acquire under any statute, under the Corporation's Certificate of Incorporation, under the Corporation's By-laws, under any agreement, vote of stockholders or disinterested directors or otherwise.

            (f) Audit and Compensation Committees. Unless the Majority Senior Holders otherwise agree, so long as the holders of the Series C Preferred Stock shall have the right to elect a Series C Director, the Board of Directors shall have an audit
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committee and a compensation committee (the "Compensation Committee"), each of which shall have three members one of whom shall be the Series B Director or, during any period when there is no Series B Director, the Series C Director, and at least one other of whom shall be an independent director (as defined below in this Section). The audit committee will have the authority and responsibility for the selection, engagement or discharge of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the Corporation's system of internal accounting controls, directing investigations in matters within the scope of its functions and performing any and all other such functions customarily performed by audit committees of public companies. The Compensation Committee will have the authority and responsibility for establishing and administering the stock, incentive and other employee benefit plans of the Corporation, establishing and changing the compensation of executive officers, approving or amending existing and proposed employment agreements between the Corporation and its executive officers and performing any and all other such functions customarily performed by compensation committees of public companies. Without limiting the generality of the foregoing, the Compensation Committee will have the authority and responsibility, in administering any stock, incentive or other employee benefit plans, including any such plans in effect on the Closing Date, to determine the persons to whom awards or benefits may be made, to determine the terms and conditions (which need not be identical) of each award made or benefit conferred (including the timing and type of award or benefit, the exercise or purchase price for any award of stock or stock options, and terms related to vesting, exercisability, forfeiture and termination), and to interpret the provisions of each such plan. For purposes hereof, an "independent director" is an individual who (unless otherwise approved by the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders) (i) has either a significant financial investment in the Corporation or a significant strategic position or expertise relative to the business of the Corporation and (ii) is not (A) an officer or employee of the Corporation or any of its Subsidiaries, (B) a director, employee, partner, manager or other member of management of any of Affiliate of the Corporation (except a director of a Subsidiary of the Corporation), (C) a relative of any Person described in subclause (ii)(A) or (ii)(B) or (D) a trustee of any trust or estate in which any Person described in subclause (ii)(A), (ii)(B) or (ii)(C) is a beneficiary has a substantial beneficial interest.

            SECOND: That the appropriate stockholders of the Corporation approved such amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by duly authorized officers of the Corporation this 30th day of January, 1998.
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                                          By:
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                                          Name: Gerard P. Joyce
                                          Title: Chairman, President


                                          By:
                                             ----------------------------------
                                          Name: Thomas M. Pugliese
                                          Title: Vice Chairman, CEO